Exhibit 10.2

SECOND AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is made by and between WaferGen Bio-systems, Inc. (the “Company”) and Ivan Trifunovich (“Executive,” and together with the Company, the “Parties”).
WHEREAS, Executive and the Company are parties to that certain Executive Employment Agreement, dated March 8, 2012, as amended as of May 11, 2015 (the “Employment Agreement”);
WHEREAS, under and subject to Section VIII of the Employment Agreement, the Parties may amend the Employment Agreement;
WHEREAS, the term of the Employment Agreement, and Executive’s employment with the Company under the Employment Agreement, are scheduled to terminate on June 30, 2016; and
WHEREAS, in connection with the Agreement and Plan of Merger, dated as of May ___, 2016 (the “Merger Agreement”), by and among the Company, Takara Bio USA Holdings, Inc. (“Parent”), and an acquisition vehicle that is a wholly-owned subsidiary of Parent, the Parties desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.This Amendment shall become effective as the date of the execution of the Merger Agreement (the “Effective Date”).
2.Section I.A of the Employment Agreement is deleted in its entirety and replaced with the following:
“A. Term. The term of this Agreement shall begin on the Effective Date and shall end on the earlier of (1) the Closing (as defined in the Merger Agreement) and (2) March 31, 2017 (the ‘Term’).”
3.Section II.D of the Employment Agreement is deleted in its entirety and replaced with the following:
“D. Additional Payout in Distribution
1. Calculation of Contingent Payments
(a) In the event that a distribution is made of any of the assets (including cash) of the Company to holders of any class of capital stock by reason of their ownership thereof, including any distribution made solely to the holders of the Company’s preferred stock (but excluding the payment of accrued and accumulated dividends on the preferred stock) and including any distribution made in connection with a Change of Control (each, a “Distribution”), then in each such case Executive shall have the right to receive a payment (a “Contingent Payment”) from the Company (or the successor to the Company if the Company is not the surviving company in such Change of Control) in connection with each such Distribution equal to the amount, if any, by which (i) two and one-half percent (2.5%) of the Total Distribution Amount (as defined below) exceeds (ii) the amount paid to Executive in such Distribution with respect to compensatory equity interests then held by Executive less the exercise or other purchase price paid or payable by Executive for such equity interests. If the amount paid to Executive in such Distribution with respect to compensatory equity interests then held by Executive, less the exercise or other purchase price paid by Executive for such equity interests, is equal to or exceeds two and one-half percent (2.5%) of the Total Distribution Amount, then no Contingent Payment shall be payable to Executive. A “Distribution” shall be deemed to include payments made, or other consideration provided, by a third party to all holders of any particular class of capital stock as part of the Change of Control, such as in the event of a purchase of Company stock directly from Company stockholders pursuant to a tender offer.
(b) For purposes of calculating the amount received by Executive in the Distribution with respect to equity interests then held by Executive, (i) all compensatory equity interests granted by the Company to Executive at any time shall be treated as then held by Executive, including any compensatory equity interests previously sold by Executive that would have been entitled to participate in such Distribution had such equity interests not been sold prior to the date of the Distribution, and (ii) any equity interests purchased by Executive in open-market transactions or in privately-negotiated transactions with individual investors shall not be treated as then held by Executive.
(c) ‘Total Distribution Amount’ shall be the value of all cash, property, and securities that is distributed or paid in respect of equity interests in connection with the Distribution, including amounts payable as part of a Change of Control and amounts paid for the sale or redemption of, or as distributions with respect to, any such equity interests.
2. Time and Form of Payments.
(a) Subject to Executive’s continued employment with the Company through the date on which a Distribution occurs, in the event Executive is entitled to a Contingent Payment with respect to such Distribution, then the form of consideration payable to Executive in connection with the Distribution shall be the same form paid to holders of the Company’s capital stock, which shall mean all cash if stockholders receive all cash in the Distribution or such other form or forms of consideration, or combinations thereof, as the stockholders shall receive in the Distribution. In addition, with respect to a Distribution that constitutes a “change in the ownership of a corporation” or a “change in the ownership of a substantial portion of a corporation’s assets” (as those terms are defined in Section 409A (which term is defined in Annex A)), the Contingent Payment shall be paid on the same schedule and under the same terms and conditions as is the consideration received by other stockholders who participate in the Distribution, provided that all Contingent Payments with respect to such Distribution will be made no later than five years after the change in control event, in accordance with Treasury Regulation section 1.409A-3(i)(5)(iv)(A); provided, further, that with respect to all other Distributions (“Non-Change in Control Event Distributions”) a Contingent Payment with respect to such a Non-Change in Control Event Distribution will be made no later than the 15th day of the third month of the year following the year in which the Non-Change in Control Event Distribution occurs (or commences in the event the Non-Change in Control Event Distribution is paid in two or more installments). If a Non-Change in Control Event Distribution is scheduled to be paid in two or more installments, the Contingent Payment shall be calculated in accordance with Section IID.1 above, provided that the calculation will include the estimated fair market value of such payments, accounting for the likelihood that payments underlying a Non-Change in Control Event Distribution that are scheduled to be made, or may potentially be made, to other stockholders in the future and that are subject to a risk of forfeiture will actually be made to such stockholders, discounted to present value as of the latest date such payments could be made in accordance with the preceding sentence, as calculated by an actuary, adjuster, or appraiser mutually agreed upon by Executive and the Company.

(b) In the event that Executive’s employment with the Company is terminated for any reason more than six (6) months prior to a Distribution, then Executive shall have no right to receive any Contingent Payment in connection with such Distribution or any other Distribution thereafter. Notwithstanding the foregoing, in the event Executive’s employment is terminated by the Company other than For Cause, Executive shall be entitled to receive a Contingent Payment in connection with the closing of the Merger Agreement even if it occurs more than six (6) months following such termination.
(c) In the event that Executive’s employment with the Company is terminated for any reason other than For Cause, By Death or By Disability (as defined in Section IV below), or by Executive without Good Reason (as defined in Section IVA below), (such termination, a “Qualifying Termination”), Executive shall be entitled to receive a Contingent Payment (the “Post-Termination Contingent Payment”) with respect to any Distributions that occur within six (6) months following a Qualifying Termination (a “Qualifying Distribution”). Such Post-Termination Contingent Payment will be paid to Executive as soon as practicable following the earlier of (x) the 13-month anniversary of Executive’s Qualifying Termination and (y) the occurrence of a Change of Control that constitutes a “change in control event,” as defined in Treasury Regulation section 1.409A-3(i)(5) (either such date, the “Payment Date”), subject to the following:
(1)    Except as provided by paragraph (2) below, the Executive’s Post-Termination Contingent Payment shall be payable in the same form paid to holders of the Company’s capital stock, which shall mean all cash if stockholders receive all cash in the Distribution or such other form or forms of consideration, or combinations thereof, as the stockholders shall receive in the Distribution, unless doing so is not feasible, as determined by the Company in its sole discretion, in which case the Post-Termination Contingent Payment shall be payable in a single lump sum cash payment, less applicable withholdings, equal to the value of all Contingent Payments, calculated in accordance with Section IID.1 above, that would have been payable to Executive with respect to any Qualifying Distributions, provided that, if any consideration payable to the holders of the Company’s capital stock in connection with a Qualifying Distribution is either (A) paid in a form other than cash or (B) is scheduled to be paid, or may potentially be paid, at any time following the Payment Date, the calculation will include the estimated fair market value of such payments, accounting for the likelihood that payments underlying a Distribution that are scheduled to be made, or may potentially be made, to other stockholders in the future and that are subject to a risk of forfeiture will actually be made to such stockholders, discounted to present value as of the Payment Date, as calculated by an actuary, adjuster, or appraiser mutually agreed upon by Executive and the Company ; and
(2)    If the Payment Date is a Change of Control that constitutes a “change in the ownership of a corporation” or a “change in the ownership of a substantial portion of a corporation’s assets” (as those terms are defined in Section 409A (which term is defined in Annex A)), the form of consideration payable to Executive in connection with the Distribution shall be the same form paid to holders of the Company’s capital stock, which shall mean all cash if stockholders receive all cash in the Distribution or such other form or forms of consideration, or combinations thereof, as the stockholders shall receive in the Distribution. In addition, in that case, the Post-Termination Contingent Payment shall be paid on the same schedule and under the same terms and conditions as is the consideration received by other stockholders who participate in the Distribution, provided that all Post-Termination Contingent Payments with respect to such Distribution will be made no later than five years after the change in control event, in accordance with Treasury Regulation section 1.409A-3(i)(5)(iv)(A).

3.    In addition, the right to receive any further Contingent Payments shall terminate immediately following the first Change of Control (other than with respect to the Contingent Payment payable in connection with such Change of Control).
4.    Executive acknowledges and agrees that except as provided in this Section II.D.2, II.E below and with respect to compensatory equity interests, the Company has no obligation to pay any other amounts to Executive in connection with a Change of Control.
4.The provisions of the following sections of the Employment Agreement are deleted in their entirety and replaced with “RESERVED,” and neither of the Parties shall have any rights or obligations under any of these sections as of or following the Effective Date: II.C (except that the terms and conditions of stock options granted prior to the Effective Date shall remain unchanged and in full force and effect); II.K; III.A; III.B; and V.B.
5.This Amendment is an amendment of the Employment Agreement, and to the extent there is a discrepancy between this Amendment and the Employment Agreement, this Amendment shall control and supersede the Employment Agreement. Except as set forth specifically in this Amendment, the Employment Agreement remains unchanged and in full force and effect.
6.This Amendment, the Employment Agreement (as amended by this Amendment), and those documents expressly referred to in the Employment Agreement (as amended by this Amendment), embody the complete agreement and understanding of the Parties, and supersede and preempt any prior understandings, agreements, or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.
7.This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.
WAFERGEN BIO-SYSTEMS            IVAN TRIFUNOVICH
Sign Name: /s/ Rolland Carlson                Sign Name: /s/ Ivan Trifunovich
Print Name:    Rolland Carlson
Title:    President and CEO

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